Exhibit 99.1

Akili Reports First Quarter 2024 Financial Results and Provides Business Update

Company announces full voluntary prepayment of debt and termination of Amended & Restated

Loan and Security Agreement with Silicon Valley Bank

Following recent restructuring, focusing efforts primarily on supporting existing customers,

executing the amended agreement with Shionogi, and evaluating potential strategic alternatives

BOSTON, Mass. –May 14, 2024– Akili, Inc. (Nasdaq: AKLI), a leading digital medicine company, today reported its financial results for the quarter ended March 31, 2024 and provided an update on business progress.

As announced in late April 2024, the Company’s board of directors has initiated a process that is currently ongoing to evaluate potential strategic alternatives to maximize shareholder value. “We are working expeditiously with our board of directors and our external advisors and look forward to providing an update on this process in the future when appropriate,” said Matt Franklin, President and Chief Executive Officer at Akili.

Business Update

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On May 8, 2024, the Company voluntarily prepaid its debt and all outstanding obligations under the Amended and Restated Loan and Security Agreement with Silicon Valley Bank (SVB) and SVB Innovation Credit Fund VIII, L.P., which was terminated in full in connection with the voluntary prepayment. Following the Company’s repayment of its loan from SVB and the previously announced cancellation and forgiveness of the Company’s corporate bond issued to Shionogi & Co., Ltd. (Shionogi), the Company no longer has any outstanding debt payment obligations.

●

Amid the recent restructuring and related workforce reduction announced in late April 2024, the Company’s efforts are primarily focused on supporting Shionogi’s regulatory and commercialization activities, continuing to support current users of its EndeavorRx and EndeavorOTC products and make its products available for purchase, and continuing to pursue regulatory authorization for EndeavorOTC, in parallel with exploration of potential strategic alternatives.

●

The Company has historically reported certain commercial metrics for EndeavorOTC. In light of the Company’s recently announced restructuring and substantially reduced promotional activity for its products, and the Company’s and its board of directors’ exploration of potential strategic alternatives, the Company no longer intends to report these metrics for EndeavorOTC as it no longer believes that they provide useful information to investors and others in understanding and evaluating its business and results of operations.

First Quarter 2024 Financial Highlights

●	Cash Position: Cash and cash equivalents as of March 31, 2024 were $63.2 million compared to $75.2 million as of December 31, 2023.

●	Revenues: Total revenues for the first quarter of 2024 were $383 thousand compared to $749 thousand for the fourth quarter of 2023, primarily due to reduced EndeavorOTC advertising spend.
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Total Operating Expenses: GAAP total operating expenses were $11.1 million for the first quarter of 2024, compared to $12.1 million for the fourth quarter of 2023, and non-GAAP total operating expenses were $9.8 million for the first quarter of 2024, compared to $11.6 million for the fourth quarter of 2023, in each case driven by reductions in EndeavorOTC advertising spend.

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Gross Margins: Total gross margins were approximately 55% in the first quarter of 2024 compared to approximately 66% in the fourth quarter of 2023, primarily due to the impact of lower product revenue against certain fixed costs needed to deliver the Company’s products.

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Net Income (Loss): GAAP net loss was $9.8 million for the first quarter of 2024, compared to a GAAP net loss of $11.1 million for the fourth quarter of 2023. Non-GAAP net loss was $9.3 million for the first quarter of 2024, compared to a non-GAAP net loss of $10.8 million for the fourth quarter of 2023.

For additional information, please see the tables below, which include a reconciliation of the historical non-GAAP financial measures to GAAP financial measures.

Suspension of Guidance and Business Update

As announced in late April 2024, the Company’s board of directors has initiated a process that is currently ongoing to evaluate potential strategic alternatives to maximize shareholder value. The board of directors’ evaluation is ongoing and it expects to make an announcement regarding the outcome of its review upon completion. In light of the board of directors’ evaluation of potential strategic alternatives, the Company will not provide financial guidance until further notice.

Non-GAAP Financial Measures

In addition to financial information prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes the following non-GAAP financial measures: non-GAAP total operating expenses on a historical basis and non-GAAP net loss on a historical basis. Akili derives these non-GAAP financial measures by excluding or adjusting certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Specifically, first quarter 2024 and fourth quarter 2023 non-GAAP total operating expenses on a historical basis exclude stock-based compensation expense; first quarter 2023 non-GAAP total operating expenses on a historical basis excludes stock-based compensation expense and severance and termination-related costs associated with the workforce reduction during the period; first quarter 2024 and fourth quarter 2023 non-GAAP net loss exclude stock-based compensation expense and the change in estimated fair value of earn-out liabilities; and first quarter 2023 non-GAAP net loss excludes stock-based compensation expense, severance and termination-related costs associated with the workforce reduction announced during the period, and the change in estimated fair value of earn-out liabilities. Akili’s management believes that these non-GAAP financial measures are useful to both management and investors in analyzing its ongoing business and operating performance. Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP, but as a complement to provide greater transparency. In addition, these non-GAAP financial measures may differ from similarly-named measures used by other companies. A reconciliation of the historical non-GAAP financial measures to GAAP financial measures is included in the attached financial tables.

EndeavorOTC Indication and Overview

EndeavorOTC is a digital therapeutic indicated to improve attention function, ADHD symptoms and quality of life in adults 18 years of age and older with primarily inattentive or combined-type ADHD. EndeavorOTC utilizes the same proprietary technology underlying EndeavorRx, a prescription digital therapeutic indicated to improve attention function in children ages 8 - 17. EndeavorOTC is available under the FDA’s current Enforcement Policy for Digital Health Devices for Treating Psychiatric Disorders During the Coronavirus Disease 2019 (COVID-19) Public Health Emergency. EndeavorOTC has not been cleared or authorized by the FDA for any indications. It is recommended that patients speak to their health care provider before starting EndeavorOTC treatment. No serious adverse events have been reported in any of our clinical studies. To learn more, visit EndeavorOTC.com.

EndeavorRx Indication and Overview

EndeavorRx is a digital therapeutic indicated to improve attention function as measured by computer-based testing in children ages 8-17 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. Patients who engage with EndeavorRx demonstrate improvements in a digitally assessed measure Test of Variables of Attention (TOVA®) of sustained and selective attention and may not display benefits in typical behavioral symptoms, such as hyperactivity. EndeavorRx should be considered for use as part of a therapeutic program that may include clinician-directed therapy, medication, and/or educational programs, which further address symptoms of the disorder. EndeavorRx is available by prescription only. It is not intended to be used as a stand-alone therapeutic and is not a substitution for a child’s medication. The most common side effect observed in children in EndeavorRx’s clinical trials was a feeling of frustration, as the game can be quite challenging at times. No serious adverse events were associated with its use. EndeavorRx is recommended to be used for approximately 25 minutes a day, 5 days a week, over initially at least 4 consecutive weeks, or as recommended by your child’s health care provider. To learn more about EndeavorRx, please visit EndeavorRx.com.

About Akili

Akili is pioneering the development of cognitive treatments through game-changing technologies. Akili’s approach of leveraging technologies designed to directly target the brain establishes a new category of medicine – medicine that is validated through clinical trials like a drug or medical device but experienced like entertainment. Akili’s platform is powered by proprietary therapeutic engines designed to target cognitive impairment at its source in the brain, informed by decades of research and validated through rigorous clinical programs. Driven by Akili’s belief that effective medicine can also be fun and engaging, Akili’s products are delivered through captivating action video game experiences. For more information, please visit www.akiliinteractive.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “evaluate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements in this press release related to: the Company’s shift in corporate strategy and related restructuring including a significant workforce reduction; the Company and Board’s exploration of potential strategic alternatives; the Company’s expectations regarding its ability to obtain and provide additional information from FDA re the status of its submission of a 510(k) application to FDA for EndeavorOTC; and the Company’s expectation that its cash and cash equivalents as of March 31, 2024 will be sufficient to fund its planned operations and existing obligations for at least one year after the date of this press release. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to: the Company’s ability to complete the evaluation of potential strategic alternatives and to identify, pursue, and complete a transaction on terms that are in the best interests of and favorable to the Company and its stockholders, if at all; the Company’s ability to manage its business as a result of the workforce reduction; the Company’s ability to successfully perform its obligations and achieve the milestones under the amended agreement with Shionogi and Shionogi’s ability to successfully obtain regulatory approval of the SDT-001 product; the Company’s ability to successfully obtain approval from FDA for EndeavorOTC; the Company’s ability to successfully support and generate revenue from its EndeavorOTC and EndeavorRx products and its partnerships; the Company’s ability to successfully create, and navigate, a new category of medicine and to achieve broad adoption of digital therapeutics among healthcare providers, caregivers, and patients; the Company’s ability to defend its intellectual property and satisfy various FDA and other regulatory requirements in and outside of the United States; the risk of downturns and a changing regulatory landscape in the highly competitive industry in which the Company operates; the timing and results expected from the Company’s and its partners’ clinical trials and its reliance on third parties for certain aspects of its business; the Company’s ability to accurately estimate expenses, capital requirements, and needs for additional financing; and other risks identified in the Company’s current filings and any subsequent filings made with the Securities and Exchange Commission. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and should not be relied upon as representing the Company’s views as of any subsequent date. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Akili, Inc.

Unaudited Condensed Consolidated Balance Sheets

	March 31, 2024	December 31, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$63,161	$75,150	$87,869
Restricted cash	180	305	305
Short-term investments	-	-	29,571
Accounts receivable	144	300	49
Prepaid expenses and other current assets	1,513	2,275	3,531

Total current assets	64,998	78,030	121,325
Property and equipment, net	835	680	844
Operating lease right-of-use asset	1,442	1,577	2,427
Prepaid expenses and other long-term assets	90	96	1

Total assets	$67,365	$80,383	$124,597

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,101	$1,285	$1,413
Accrued expenses and other current liabilities	1,794	3,326	2,828
Deferred revenue	38	100	120
Operating lease liability	779	756	809
Note payable, short term	7,500	7,500	6,250

Total current liabilities	11,212	12,967	11,420
Note payable, long term	1,671	3,445	8,706
Operating lease liability, net of current portion	1,528	1,730	2,307
Corporate bond, net of bond discount	2,115	2,054	1,888
Earn-out liabilities	608	1,632	7,836
Other long-term liabilities	23	23	-

Total liabilities	17,157	21,851	32,157

Commitments and contigencies
Stockholders’ equity
Common stock	8	8	8
Additional paid-in capital	359,744	358,305	353,429
Accumulated deficit	(309,544)	(299,781)	(260,999)
Accumulated other comprehensive income	-	-	2

Total stockholders’ equity	50,208	58,532	92,440

Total liabilities and stockholders’ equity	$67,365	$80,383	$124,597

Akili, Inc.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended March 31,		Three Months Ended December 31,
	2024	2023	2023
Revenues	$383	$113	$749
Cost of revenues	173	137	252

Gross profit (loss)	210	(24)	497
Operating expenses:
Research and development	4,183	6,084	4,296
Selling, general and administrative	6,892	13,011	7,824

Total operating expenses	11,075	19,095	12,120

Operating loss	(10,865)	(19,119)	(11,623)

Other income (expense), net	1,102	(1,592)	529
Income tax expense	-	-	(53)

Net loss	$(9,763)	$(20,711)	$(11,147)

Akili, Inc.

GAAP to Non-GAAP Reconciliation

	Three Months Ended March 31,		Three Months Ended December 31,
	2024	2023	2023
GAAP Total Operating Expenses	$11,075	$19,095	$12,120
Stock-based compensation	(1,302)	(2,759)	(556)
Expenses related to workforce reduction	-	(2,329)	-

Non-GAAP Total Operating Expenses	$9,773	$14,007	$11,564

GAAP Net Loss	$(9,763)	$(20,711)	$(11,147)
Stock-based compensation	1,302	2,759	556
Expenses related to workforce reduction	-	2,329	-
Change in estimated fair value for earn-out liabilities	(888)	2,013	(181)

Non-GAAP Net Loss	$(9,349)	$(13,610)	$(10,772)

Investor and Media Contact

Matt Franklin

President and Chief Executive Officer

InvestorRelations@akiliinteractive.com or PR@akiliinteractive.com